Exhibit 23.4

Consent of NorthStar Partners LLC

To Whom it May Concern:

We hereby consent to the use of our information, as properly attributed to us, in the Registration Statement on Form S-4 of The ServiceMaster Company with respect to the statement that the U.S. professional lawn services segment specializing in lawn treatments was estimated at $6.7 billion in revenue in 2011.

Submitted by:

/s/ John Linderman

Name: John Linderman
Title: Managing Director
NorthStar Partners LLC
10 Saugatuck Avenue
Westport, CT 06880
Tel: 203-226-4449
Email: info@northstarpartnersinc.com
March 21, 2012